As filed with the Securities and Exchange Commission on May 27, 1997
                                                       Registration No. 33-63333


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    Form S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                                USF&G Corporation
             (Exact name of registrant as specified in its charter)

Maryland                                                              52-1220567
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                      6331
                          (Primary Standard Industrial
                           Classification Code Number)

                              ----------------------

             6225 Smith Avenue, Baltimore, MD 21209, (410) 547-3000
                     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ----------------------

                              JOHN A. MACCOLL, ESQ.
                   Executive Vice President - General Counsel
                                USF&G Corporation
                                6225 Smith Avenue
                               Baltimore, MD 21209
                                 (410) 547-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             -----------------------

                         DEREGISTRATION OF UNSOLD SHARES
                             -----------------------

312,416 shares of Common Stock, par value $2.50 per share, and Warrants to acquire 7,094 shares of Common Stock of Registrant previously registered for sale to the public by certain shareholders and warrant holders of USF&G Corporation, are hereby withdrawn from registration under this Registration Statement.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore, State of Maryland, on May 23, 1997.



                                    USF&G CORPORATION


                                    By:  /s/JOHN A. MACCOLL
                                            John A. MacColl
                                            Executive Vice President